UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

March 21, 2002	0-27749

Date of Report (Date of earliest event reported)	Commission File Number

SYNDICATED FOOD SERVICE INTERNATIONAL INC.

f/k/a Floridino’s International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	59-3479186

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Overlook III, 2859 Paces Ferry Road, Suite 250, Atlanta, Georgia	30039

(Address of Principal Executive Offices)	(Zip Code)

(770) 754-6131

(Registrant’s telephone number, including area code)

3560 Cypress Gardens Road, Winter Haven, Florida	33884

(Former address, if changed since last report)	(Zip Code)

SIGNATURES

Item 5. Other Events and Regulation FD Disclosure

Termination of Company’s Chief Executive and Other Officers

On March 21, 2002, the company’s Board of Directors voted to terminate the employment of William Keeler, the company’s former President and Chief Executive Officer, based on allegations that Mr. Keeler participated in events that are the subject matter of civil proceedings commenced against the company and Mr. Keeler in the Superior Court of New Jersey for Bergen County, Law Division. In that case, the plaintiff, Platinum Funding Corp., alleges that it factored receivables allegedly owed by the company to United Brands LLC in the amount of approximately $438,000 based upon alleged representations of Mr. Keeler concerning validity of the transactions underlying the factored receivables. The Board of Directors also determined that Mr. Keeler otherwise failed to perform his duties as the company’s Chief Executive Officer by, among other things, failing to correct financial statements filed with the United States Securities and Exchange Commission after he learned that the information contained therein was incorrect and was so advised by the company’s outside auditors.

On March 21, 2002, the company’s Board of Directors also voted to terminate the employment of Gil Condinho, the company’s former Vice President Marketing, and George Casale, the company’s former Vice President Controller. Mr. Condinho and Mr. Casale were terminated for cause based on allegations that they also participated in the events that are the subject of the Platinum Funding Corp. litigation referenced in the previous paragraph, and based upon the Board of Directors determination that they failed to perform their duties as officers of the company.

Termination of Directors

On March 28, 2002, the Board of Directors present at the meeting unanimously voted to remove William Keeler from the company’s Board of Directors.

Resignation of Directors and Officers

Nick Pirgousis resigned as Chairman of the company’s Board of Directors effective on February 28, 2002.

Roman Fisher resigned as a director of the company effective on May 4, 2002.

Frank Dolney resigned as a director, and as the Treasurer and Secretary of the company effective on June 17, 2002.

Appointment of New Directors and Officers

On March 21, 2002, the company’s Board of Directors unanimously voted to appoint Thomas P. Tanis, Jr. as the company’s Chief Executive Officer and a director of the company.

On April 29, 2002, the Board of Directors unanimously voted to appoint Charles A. Beasley as a director of the company to fill the vacancy created by the removal of Mr. Keeler as a director of the company. Mr. Beasley also serves as the company’s Assistant Secretary and as the President of the company’s wholly-owned subsidiaries, Beasley Food Service, Inc and Beasley Transportation, Inc.

On June 21, 2002, the Board of Directors unanimously voted to appoint William Breneman as a director of the company to fill the vacancy created by resignation of Frank Dolney as a director of the company.

Pending Litigation and Claims

As previously reported in the company’s Form 10-QSB/A dated March 22, 2002, in December 2001, plaintiff Platinum Funding Corp. commenced a civil action against the company and its former Chief Executive Officer, William Keeler, in the Superior Court of New Jersey, Bergen County — Law Division. The complaint alleges that the plaintiff factored receivables allegedly owed by the company to United Brands LLC in the amount of approximately $438,000 based upon representations made by Mr. Keeler relating to the transactions underlying the factored receivables. To the company’s knowledge, the goods that gave rise to the factored receivables allegedly owed by the company were not delivered to the company or any other party. The company has answered the complaint by contesting the court’s jurisdiction and denying the allegations of the complaint. This lawsuit relates in part to the gross sales, accounts payable and accounts receivable that are the subject matter of the restatement described Note 8 to the Notes to the Financial Statements included with the company’s Form 10-QSB/A dated March 22, 2002.

In July 2002, plaintiff E.S. Bankest LLC commenced a civil action against the company, two of company’s wholly-owned subsidiaries, Floridino’s Specialties, Inc. (“Floridino’s”) and Beasley Food Service, Inc. (“Beasley”), an unrelated third party from which the company acquired assets in 2001, Asheville Packing Company, Inc. (“Asheville”), the company’s former chairman, Nick Pirgousis, the company’s former Vice President Marketing, Gil Condinho, the company’s former Vice President Controller, George Casale, and numerous other defendants in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, General Jurisdiction Division. The complaint alleges that the plaintiff factored receivables allegedly owed by the company, Floridino’s, Beasley and Asheville to United Brands LLC in the amount of approximately $286,000. The complaint also alleges, among other things, that the defendants participated in a scheme to induce the plaintiff to factor what plaintiff alleges were fraudulent receivables for goods that were never delivered or were delivered to parties other than the account debtor. The company only recently learned of the lawsuit. The company’s Chief Executive Officer and Board of Directors, with the assistance of counsel, has initiated an investigation into the facts and circumstances alleged in the complaint. The company intends to answer the complaint and deny the plaintiff’s allegations.

The company also has been notified of claims similar to those asserted in the Platinum Funding and Bankest lawsuits asserted by at least two other factoring companies. The company also is in the process of investigating those claims.

The company faces potential liabilities in excess of approximately $1.6 million as a result of the lawsuits and claims described above. There may be additional claims of which the company is not presently aware asserted against the company and its subsidiaries in the future.

The company and its subsidiaries face other lawsuits and claims, unrelated to the pending litigation described above, that on an individual basis may be immaterial to the company’s financial condition, such as collection matters asserted by service providers and trade creditors and an employment-related claim asserted by a former employee.

The Company’s Inability to File Forms 10-KSB and 10-QSB

The company’s Annual Report on Form 10-KSB for the year ended December 31, 2001, and the company’s Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2002 have not been timely filed. As stated in the company’s Form 12b-25 dated March 29, 2002, the company’s outstanding Form 10-KSB for the year ended December 31, 2001 could not be timely filed due to the company’s acquisition of two new businesses in late 2001. The company remains unable to file the outstanding Form 10-KSB and Form 10-QSB due to, among other things, the recent terminations of all of the company’s executive officers and a director, the resignation of its former Chairman and all other directors, the company’s limited financial resources, and the time and expense required to reconstruct the historical financial information necessary to compile the company’s audited financials for the year ended December 2001, and the quarters ended March 31 and June 30, 2002. The company is in the process of working with its advisors to compile all financial and other information needed to complete the outstanding reports and intends to file them in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 22, 2002	By:	/s/ Thomas P. Tanis, Jr.

		Name:	Thomas P. Tanis, Jr.
		Title:	Chief Executive Officer